                               Power of Attorney

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each and any of Haitham Khouri, Vivek Raj and Noriko Yokozuka its true and lawful attorney-in-fact and agent, with full power of substitution and re-
substitution, for the undersigned and in his or her name, place and stead, in any and all capacities (until revoked in writing) to:

   1.  sign any and all instruments, certificates and documents appropriate or required to be executed on behalf of the undersigned pursuant to sections
       13 and 16 of the Securities Exchange Act of 1934, as amended (the
       "Exchange Act"), and any and all regulations promulgated thereunder
       (including, without limitation, any joint filing agreement with respect thereto), and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange
       Commission (the "SEC"), and with any other entity when and if such is mandated by the Exchange Act or by the bylaws of the Financial Industry
       Regulatory Authority;

   2.  prepare, execute, acknowledge, deliver and file a Form ID (including any amendments or authentications thereto) with respect to obtaining EDGAR codes, with the SEC;

   3.  seek or obtain, as the representative of the undersigned and on behalf of the undersigned, information on transactions in securities, from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to such attorneys-in-fact and the undersigned approves and ratifies any such release of information; and

   4.  perform any and all other acts which in the discretion of such attorneys-
       in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

   1.  this Power of Attorney authorizes, but does not require, such attorneys-
       in-fact to act in their discretion on information provided to such attorneys-in-fact without independent verification of such information;

   2.  any documents prepared and/or executed by such attorneys-in-fact on behalf of any of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

   3.  the attorneys-in-fact do not assume (a) any liability for responsibility to comply with the requirements of the Exchange Act for any of the undersigned, (b) any liability for any failure to comply with such requirements for any of the undersigned, or (c) any obligation or liability for profit disgorgement under Section 16(b) of the Exchange Act for any of the undersigned; and

   4.  this Power of Attorney does not relieve any of the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Sections 13 and 16 of the Exchange Act.

The undersigned hereby gives and grants the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, with full power of substitution and revocation, hereby ratifying all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Power of Attorney. This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorneys-in-fact.

                        [Signature page follows]

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 9th day of November 2021.

                                Signed: /s/ W. Nicholas Howley
                                        ------------------------

                                Print Name: W. Nicholas Howley